Exhibit 99.1

FROM:  P.A.M. TRANSPORTATION SERVICES, INC.
P.O. BOX 188
Tontitown, AR  72770
Robert W. Weaver
(479) 361-9111

                      P.A.M. TRANSPORTATION SERVICES, INC.
                    ANNOUNCES RESULTS FOR THE FOURTH QUARTER
                            ENDED DECEMBER 31, 2003

Tontitown,  Arkansas, February 24, 2004.....P.A.M. Transportation Services, Inc.
(NASDAQ: PTSI) today reported net income of $1,771,206 or diluted and basic earnings per share of $.16 for the quarter ended December 31, 2003, and $11,599,851 or diluted earnings per share of $1.02 ($1.03 basic) for the year ended December 31, 2003. These results compare to net income of $3,995,940 or diluted and basic earnings per share of $.35, and $16,593,007 or diluted earnings per share of $1.55 ($1.56 basic), respectively, for the quarter and year ended December 31, 2002.

Operating revenues of $74,235,660 were reported for the fourth quarter of 2003, a 14.5% increase compared to $64,823,623 for the fourth quarter of 2002. Operating revenues for the year ended December 31, 2003 were $293,546,854, an 11.2% increase compared to $264,011,924 for the year ended December 31, 2002. Of these increases, $11,453,333 and $40,736,778, respectively, for the three- and twelve-month periods ended December 31, 2003, were the result of revenues from entities acquired earlier in the year.

Robert W. Weaver, President of the Company, commented, "Although our results for the quarter ended December 31, 2003 were disappointing, they were not unexpected for the most part due to the occurrences that developed in the third quarter. Revenue growth of 14.5% was somewhat satisfying due to slightly more growth being derived from the truck side rather than logistics. Positive signs are more apparent when comparisons are made from third quarter 2003 results in that revenue per total mile is up slightly reflecting the implementation of some rate increases becoming effective in the fourth quarter. Rate negotiations continue to be a work in process with more success in the non-dedicated side of the business. We will continue to work with all aspects of the business to realize a reasonable return for our services.

Revenue per truck showed a more significant increase due to a larger number of manned trucks resulting from successful recruiting efforts. From the expense side, we received the remainder of the 2003 new truck purchases which increased our depreciation expense slightly.

Maintenance expense showed a significant increase due to the large number of used trucks prepared to meet the trade terms specified by the manufacturers.

We also successfully re-entered the workers compensation self insured market as of December 1, 2003. We have seen significant reductions in our current workers compensation expense although we continue to incur high expenses from older claims.

We believe our largest challenge is to return freight rates to acceptable levels and have much emphasis on that area. At the same time we will continue to manage our expenses and resources to the best interest of our stockholders."

P.A.M. Transportation Services, Inc. will be holding a live conference call with certain financial analysts to discuss the earnings release, the results of operations, and other matters on Wednesday, February 25, 2004 at 10:00 a.m. CST (Please note that since the call will begin promptly at 10:00 a.m., you will need to join at least ten minutes prior to that time.)

The public will be able to listen and participate in the conference call telephonically by dialing (800) 915-4836. Please ask to be joined to the P.A.M. Transportation Services Fourth Quarter and Year End Earnings Release Conference call. An audio replay of the conference call will be posted on the Company's web site after the meeting (www.pamt.com/investing/audio.html). In order to listen to the replay, you will need an internet enabled PC capable of playing back MP3 audio files. The Company assumes no responsibility to update any information posted on its Web site.

P.A.M. Transportation Services, Inc. is a leading truckload dry van carrier transporting general commodities throughout the continental United States, as well as in the Canadian provinces of Ontario and Quebec. The Company also provides transportation services in Mexico through its gateways in Laredo and El Paso, Texas under agreements with Mexican carriers.

Certain information included in this document contains or may contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may relate to expected future financial and operating results or events, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, excess capacity in the trucking industry; surplus inventories; recessionary economic cycles and downturns in customers' business cycles; increases or rapid fluctuations in fuel prices, interest rates, fuel taxes, tolls, license and registration fees; the resale value of the Company's used equipment and the price of new equipment; increases in compensation for and difficulty in attracting and retaining qualified drivers and owner-operators; increases in insurance premiums and deductible amounts relating to accident, cargo, workers' compensation, health, and other claims; unanticipated increases in the number or amount of claims for which the Company is self insured; inability of the Company to continue to secure acceptable financing arrangements; seasonal factors such as harsh weather conditions that increase operating costs; competition from trucking, rail, and intermodal competitors including reductions in rates resulting from competitive bidding; the ability to identify acceptable acquisition candidates, consummate acquisitions, and integrate acquired operations; a significant reduction in or termination of the Company's trucking service by a key customer; and other factors, including risk factors, referred to from time to time in filings made by the Company with the Securities and Exchange Commission. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.


P.A.M. Transportation Services, Inc.
and Subsidiaries
Key Financial and Operating Statistics
(unaudited)
                                            Quarter ended                   Year ended
                                             December 31,                   December 31,
                                         2003           2002            2003           2002
                                         ----           ----            ----           ----
Operating revenues                   $74,235,660    $64,823,623     $293,546,854   $264,011,924
                                     -----------    -----------     ------------   ------------
Operating expenses:
 Salaries, wages and benefits         29,670,165     27,765,769      119,037,826    115,431,917
 Operating supplies                   14,591,376     12,644,176       55,749,688     51,160,998
 Rent/purchased transportation         9,419,259      2,195,649       35,286,502      9,780,133
 Depreciation/amortization             7,407,085      7,039,036       26,601,345     24,715,074
 Operating taxes and licenses          3,819,610      3,266,448       14,709,700     13,466,645
 Insurance and claims                  3,407,748      3,281,478       13,627,583     12,786,406
 Communications and utilities            679,464        580,196        2,539,989      2,283,738
 Other                                 1,374,365      1,092,364        4,755,388      4,619,561
 Loss on disposition of equipment        326,426         31,818          368,238        127,382
                                     -----------    -----------     ------------   ------------
Total operating expenses              70,695,498     57,896,934      272,676,259    234,371,854

Operating income                       3,540,162      6,926,689       20,870,595     29,640,070

Other income/(expense):
 Interest expense                       (331,136)      (266,585)      (1,390,704)    (1,984,854)
                                     -----------    -----------     ------------   ------------
Total other income/(expense)            (331,136)      (266,585)      (1,390,704)    (1,984,854)
                                     -----------    -----------     ------------   ------------
Income before income taxes             3,209,026      6,660,104       19,479,891     27,655,216
Provision for income taxes             1,437,820      2,664,164        7,880,040     11,062,209
                                     -----------    -----------     ------------   ------------
Net income                           $ 1,771,206    $ 3,995,940     $ 11,599,851   $ 16,593,007
                                     ===========    ===========     ============   ============
Diluted earnings per share              $0.16          $0.35            $1.02          $1.55
                                     ===========    ===========     ============   ============
Average shares o/s - Diluted          11,323,259     11,307,750       11,325,544     10,714,677
                                     ===========    ===========     ============   ============

                                            Quarter ended                   Year ended
                                             December 31,                   December 31,
Truckload Operations                     2003           2002            2003           2002
--------------------                     ----           ----            ----           ----
Total miles                           59,665,602     56,625,404      235,482,479    228,988,797
Empty miles factor                          4.64%          3.66%            4.59%          4.17%
Revenue per total mile                     $1.08          $1.10            $1.08          $1.11
Total loads                               79,958         74,378          312,475        303,142
Revenue per truck per work day              $595           $611             $567           $596
Average company trucks                     1,789          1,636            1,723          1,605
Average owner operator trucks                104            129              118            137


                                            Quarter ended                   Year ended
                                             December 31,                   December 31,
Logistics Operations                     2003           2002            2003           2002
--------------------                     ----           ----            ----           ----
Total revenue                         $9,992,071    $ 2,301,186      $38,955,016    $10,472,054
Operating income                        $395,945      $(122,935)      $1,838,600       $(43,440)
